EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: September 5, 2023
TCLDS HOLDINGS, LP
By: TC GP, LLC, its general partner

By: /s/ Vikram Patel
Name: Vikram Patel
Title: Authorized Signatory

TCCS I, LP
By: TC GP, LLC, its general partner

By: /s/ Vikram Patel
Name: Vikram Patel
Title: Authorized Signatory

TCLS I, LP
By: TC GP, LLC, its general partner

By: /s/ Vikram Patel
Name: Vikram Patel
Title: Authorized Signatory

TC GP, LLC

By: /s/ Vikram Patel
Name: Vikram Patel
Title: Authorized Signatory

TARSADIA CAPITAL, LLC

By: /s/ Julian Sale
Name: Julian Sale
Title: Chief Operating Officer
TUP INVESTMENTS LP

By: /s/ Vikram Patel
Name: Vikram Patel
Title: Authorized Signatory